Exhibit 99.1

AAR REPORTS SECOND QUARTER FISCAL YEAR 2021 RESULTS

•	Second quarter sales of $404 million, down 28% from the prior year reflecting the impact of COVID-19

•	Second quarter GAAP diluted earnings per share from continuing operations of $0.41

•	Adjusted diluted earnings per share from continuing operations of $0.31, which excludes the impact of CARES Act support and other items

•	Cash flow from operating activities from continuing operations of $28 million

WOOD DALE, ILLINOIS (December 17, 2020) — AAR CORP. (NYSE: AIR) today reported second quarter Fiscal Year 2021 consolidated sales of $403.6 million and income from continuing operations of $14.4 million, or $0.41 per diluted share. For the second quarter of the prior year, the Company reported sales of $560.9 million and income from continuing operations of $20.1 million, or $0.57 per diluted share. Our adjusted diluted earnings per share from continuing operations in the second quarter of Fiscal Year 2021 were $0.31 compared to $0.64 in the second quarter of the prior year. Current quarter results included net pretax adjustments of $4.7 million, or $0.10 per share, primarily related to the exclusion of CARES Act support partially offset by contract restructuring and exit costs.

Consolidated second quarter sales decreased 28% from the prior year quarter. Our consolidated sales to commercial customers decreased 48% from the prior year quarter primarily due to the continued impact of COVID-19. Our consolidated sales to government customers increased 13% due to strong performance on existing government contracts.

Sales to government and defense customers were 52% of consolidated sales compared to 33% in the prior year’s quarter reflecting growth from government contract awards and the continued impact of COVID-19 on commercial volumes.

Gross profit margins increased to 17.2% in the current quarter from 15.3% in the prior year quarter due primarily to the CARES Act payroll support. Gross profit margins also increased sequentially from 12.1% in the first quarter primarily due to improved operating efficiencies.

During the quarter, we were awarded a five-year, $148.4 million follow-on contract by the Naval Air Systems Command to perform contractor logistics services for the U.S. Navy's C-40A fleet. This expanded award introduces additional services including new operating sites, commercial line maintenance and scheduled engine overhauls, which reinforce our role as a trusted partner applying commercial best practices to provide quality and value to our government customers.

Subsequent to the end of the quarter, we announced several new contract awards including:

•	Exclusive seven-year partnership with Fortress Transportation and Infrastructure Investors to manage the teardown, repair, marketing and sales from its growing CFM56 engine pool which currently totals over 200 engines

•	Ten-year agreement with Honeywell to be the sole licensee for component repair and overhaul services for its suite of Electronic Bleed Air Systems on the B737 MAX aircraft

•	Extension of our agreement with Viasat to provide logistics, repair and aftermarket management services for its in-flight connectivity products

•	Three-year Airinmar agreement to provide aircraft warranty solutions for Volaris, Mexico´s leading domestic airline

“The actions we have taken over the past three quarters during the pandemic drove a meaningful sequential improvement to our margins in a stable revenue environment. We expect the combination of our improved operating efficiency, growth from new business wins, and the commercial market recovery will continue to drive margin expansion,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

Selling, general and administrative expenses decreased to $43.4 million from $57.1 million reflecting the impact of our actions to reduce both our fixed and variable cost structure. As a percentage of sales, selling, general and administrative expenses were 10.8% for the quarter compared to 10.2% last year as a result of the significant decrease in commercial sales more than offsetting the favorable impact from the cost reduction actions.

Net interest expense for the quarter was $1.3 million compared to $1.8 million last year. Average diluted share count was 35.0 million in both the current and prior year quarters.

Cash flow provided by operating activities from continuing operations was $27.6 million during the current quarter compared to cash flow of $19.9 million in the prior year quarter. Excluding our accounts receivable financing program, our cash flow provided by operating activities from continuing operations was $34.4 million in the current quarter compared to cash flow of $20.4 million in the prior year quarter.

Holmes concluded, “As a result of the strength of our government business, significant cost reductions and our focus on managing working capital, we have generated cash and preserved our low cost debt capital structure despite the impact of COVID-19 on our commercial business. Additionally, the funds received under the CARES Act have allowed us to retain our skilled workforce. We believe our strong balance sheet and the increased customer focus on our lower cost, value-add solutions will enable us to continue to capitalize on growth opportunities as the commercial market recovers.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CT on December 17, 2020. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or +1-703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 7094273). The replay will be available from 7:15 p.m. CT on December 17, 2020 until 10:59 p.m. CT on December 22, 2020.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including but not limited to, (i) the ability to drive meaningful sequential improvement to our margins in a stable revenue environment, (ii) the ability to maintain our role as a trusted partner applying commercial best practices to provide quality and value to our government customers, (iii) the expectation that the new business wins will accelerate our recovery as they ramp-up over the coming months, (iv) the expectation that the combination of our improved operating efficiency, growth from new business wins, and the commercial market recovery will continue to drive margin expansion, (v) the expectation that the strength of our government business, significant cost reductions and our focus on managing working capital, will generate cash and preserve our low cost debt capital structure despite the impact of COVID-19 on our commercial business, (vi) the expectation that the funds received under the CARES Act will allow us to retain our skilled workforce, and (vii) the belief that our strong balance sheet and the increased customer focus on our lower cost, value-add solutions will enable us to continue to capitalize on growth opportunities as the commercial market recovers.

Forward-looking statements may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) the impact of the COVID-19 pandemic on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components; (iii) a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 32.2% of total sales in fiscal 2020); (iv) non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts; (v) cost overruns and losses on fixed-price contracts; (vi) nonperformance by subcontractors or suppliers; (vii) changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign; (viii)a reduction in outsourcing of maintenance activity by airlines; (ix) a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages; (x) competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do; (xi) financial and operational risks arising as a result of operating internationally; (xii) inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions; (xiii) inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions; (xiv) asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired; (xv) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xvi) non-compliance with restrictive and financial covenants contained in certain of our loan agreements; (xvii) failure to maintain or pay dividends; (xviii) exposure to product liability and property claims that may be in excess of our liability insurance coverage; (xix) threats to our systems technology from equipment failures and/or cybersecurity breaches; (xx) the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change; and (xxi) a need to make significant capital expenditures to keep pace with technological developments in our industry.

For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations (In millions except per share data - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Sales	$403.6	$560.9	$804.4	$1,102.4
Cost and expenses:
Cost of sales	334.1	475.0	686.3	934.9
Provision for doubtful accounts	4.4	0.7	4.4	1.4
Selling, general and administrative	43.4	57.1	88.7	115.2
Loss from joint ventures	(0.1)	––	(0.2)	––

Operating income	21.6	28.1	24.8	50.9
Loss on sale of business	––	––	(19.5)	––
Interest expense, net	(1.3)	(1.8)	(2.9)	(3.9)
Other expense, net	(0.7)	(0.2)	(0.5)	(0.4)

Income from continuing operations before income tax expense	19.6	26.1	1.9	46.6
Income tax expense	5.2	6.0	1.4	9.4
Income from continuing operations	14.4	20.1	0.5	37.2
Loss from discontinued operations	(6.2)	(5.9)	(6.8)	(18.6)
Net income (loss)	$8.2	$14.2	$(6.3)	$18.6

Earnings (Loss) per share – Basic:
Earnings from continuing operations	$0.41	$0.58	$0.01	$1.07
Loss from discontinued operations	(0.18)	(0.17)	(0.20)	(0.54)
Earnings (Loss) per share – Basic	$0.23	$0.41	$(0.19)	$0.53

Earnings (Loss) per share – Diluted:
Earnings from continuing operations	$0.41	$0.57	$0.01	$1.06
Loss from discontinued operations	(0.18)	(0.17)	(0.19)	(0.53)
Earnings (Loss) per share – Diluted	$0.23	$0.40	$(0.18)	$0.53

Share Data:
Weighted average shares outstanding – Basic	34.9	34.6	34.9	34.6
Weighted average shares outstanding – Diluted	35.0	35.0	35.0	35.0

AAR CORP. and Subsidiaries

Consolidated Balance Sheets (In millions)	November 30, 2020	May 31, 2020
	(unaudited)
ASSETS
Cash and cash equivalents	$110.0	$404.7
Restricted cash	3.0	20.0
Accounts receivable, net	169.8	171.9
Contract assets	52.8	49.3
Inventories, net	585.0	623.1
Rotable assets and equipment on or available for lease	59.4	69.6
Assets of discontinued operations	21.2	22.9
Other current assets	40.5	77.2
Total current assets	1,041.7	1,438.7
Property, plant, and equipment, net	125.0	135.7
Operating lease right-of-use assets, net	83.3	89.7
Goodwill and intangible assets, net	122.6	121.7
Rotable assets supporting long-term programs	200.5	211.7
Other non-current assets	96.2	81.5
Total assets	$1,669.3	$2,079.0

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$375.0	$353.2
Liabilities of discontinued operations	33.2	29.9
Total current liabilities	408.2	383.1
Long-term debt	220.3	600.0
Operating lease liabilities	66.0	70.9
Other liabilities and deferred income	74.1	122.4
Total liabilities	768.6	1,176.4
Equity	900.7	902.6
Total liabilities and equity	$1,669.3	$2,079.0

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows (In millions – unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Cash flows provided from operating activities:
Net income (loss)	$8.2	$14.2	$(6.3)	$18.6
Loss from discontinued operations	6.2	5.9	6.8	18.6
Income from continuing operations	14.4	20.1	0.5	37.2
Adjustments to reconcile income from continuing operations to net cash provided from (used in) operating activities
Depreciation and intangible amortization	9.2	11.0	18.2	21.8
Amortization of stock-based compensation	1.8	2.8	4.5	7.1
Provision for doubtful accounts	4.4	0.7	4.4	1.4
Loss on sale of business	––	––	19.5	––
Customer contract termination costs	––	––	2.2	––
Impairment charges	1.2	––	7.0	––
Changes in certain assets and liabilities:
Accounts receivable	(7.5)	(10.4)	(4.8)	(11.0)
Contract assets	(7.4)	(0.1)	(7.5)	(2.8)
Inventories	11.4	(26.8)	30.2	(56.8)
Rotable assets supporting long-term programs	(1.9)	(5.3)	(0.9)	(19.1)
Accounts payable and accrued liabilities	34.1	19.6	9.0	24.6
Payroll Support Program deferred credit	(17.2)	––	23.6	––
Deferred revenue on long-term programs	(42.5)	39.5	(60.4)	23.3
Other	27.6	(31.2)	21.9	(35.9)
Net cash provided from (used in) operating activities – continuing operations	27.6	19.9	67.4	(10.2)
Net cash provided from (used in) operating activities – discontinued operations	(1.0)	(5.4)	(1.9)	(7.7)
Net cash provided from (used in) operating activities	26.6	14.5	65.5	(17.9)

Cash flows provide from (used in) investing activities:
Property, plant and equipment expenditures	(2.7)	(5.7)	(6.0)	(10.2)
Proceeds from termination of life insurance policies	10.0	––	10.0	––
Other	––	(2.5)	1.6	(1.5)
Net cash provided from (used in) investing activities – continuing operations	7.3	(8.2)	5.6	(11.7)

Cash flows provided from financing activities:
Proceeds from (repayments on) borrowings, net	(35.0)	(5.0)	(381.3)	55.0
Cash dividends	––	(2.6)	(0.1)	(5.5)
Purchase of treasury stock	––	(4.1)	––	(4.1)
Other	––	––	(1.5)	(4.3)
Net cash provided from (used in) financing activities – continuing operations	(35.0)	(11.7)	(382.9)	41.1
Effect of exchange rate changes on cash	––	0.1	0.1	0.1
Increase (Decrease) in cash and cash equivalents	(1.1)	(5.3)	(311.7)	11.6
Cash, cash equivalents, and restricted cash at beginning of period	114.1	58.0	424.7	41.1
Cash, cash equivalents, and restricted cash at end of period	$113.0	$52.7	$113.0	$52.7

AAR CORP. and Subsidiaries

Sales By Business Segment (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Aviation Services	$385.0	$532.0	$748.6	$1,043.8
Expeditionary Services	18.6	28.9	55.8	58.6
	$403.6	$560.9	$804.4	$1,102.4

Gross Profit by Business Segment (In millions- unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Aviation Services	$66.8	$85.7	$111.4	$165.7
Expeditionary Services	2.7	0.2	6.7	1.8
	$69.5	$85.9	$118.1	$167.5

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating income, adjusted operating income margin, adjusted sales, adjusted selling, general, and administrative expenses, adjusted cash flow from provided by (used in) operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (a) (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Income from continuing operations	$14.4	$20.1	$0.5	$37.2
Investigation and remediation compliance costs	2.1	1.8	3.1	4.2
Loss on sale of business	––	––	14.8	––
Contract termination and restructuring costs, net	3.3	––	5.1	––
Customer bankruptcy charges	1.0	––	1.1	––
Asset impairment charges	1.0	––	5.4	––
Government workforce subsidies	(14.2)	––	(22.6)	––
Facility consolidation and repositioning costs	0.3	––	1.8	––
Severance, furlough and pension settlement charges	2.4	0.7	6.9	1.2
Strategic financing evaluation costs	0.6	––	0.8	––
Adjusted income from continuing operations	$10.9	$22.6	$16.9	$42.6

(a)	All adjustments are presented net of applicable income taxes.

Adjusted Diluted Earnings per Share from Continuing Operations (a) (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Diluted earnings per share from continuing operations	$0.41	$0.57	$0.01	$1.06
Investigation and remediation compliance costs	0.06	0.05	0.09	0.12
Loss on sale of business	––	––	0.42	––
Contract termination and restructuring costs, net	0.10	––	0.15	––
Customer bankruptcy charge	0.04	––	0.04	––
Asset impairment charges	0.02	––	0.15	––
Government workforce subsidies	(0.41)	––	(0.65)	––
Facility consolidation and repositioning costs	0.01	––	0.05	––
Severance, furlough and pension settlement charges	0.07	0.02	0.20	0.03
Strategic financing evaluation costs	0.01	––	0.02	––
Adjusted diluted earnings per share from continuing operations	$0.31	$0.64	$0.48	$1.21

(a)	All adjustments are presented net of applicable income taxes.

Adjusted Operating Margin (In millions - unaudited)	Three Months Ended
	November 30, 2020	August 31, 2020
Operating income	$21.6	$3.2
Investigation and remediation compliance costs	2.8	1.3
Contract termination and restructuring costs, net	4.5	2.2
Customer bankruptcy charge	1.3	0.2
Asset impairment charges	1.2	5.8
Government workforce subsidies	(18.7)	(11.1)
Facility consolidation and repositioning costs	0.4	2.0
Severance and furlough costs	2.2	6.0
Strategic financing evaluation costs	0.7	0.3
Adjusted operating income	$16.0	$9.9

Sales	$403.6	$400.8
Contract termination and restructuring costs, net	(2.3)	1.9
Customer bankruptcy charge	0.4	––
Adjusted sales	$401.7	$402.7

Adjusted operating margin	4.0%	2.5%

Adjusted Selling, General and Administrative Expenses (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Selling, general and administrative expenses	$43.4	$57.1	$88.7	$115.2
Investigation and remediation compliance costs	(2.8)	(2.4)	(4.1)	(5.2)
Severance and furlough costs	(0.7)	(0.9)	(3.0)	(1.7)
Government workforce subsidies	0.6	––	1.6	––
Strategic financing evaluation costs	(0.7)	––	(1.0)	––
Stock-based compensation	(1.8)	(2.8)	(4.5)	(7.1)
Adjusted selling, general and administrative expenses	$38.0	$51.0	$77.7	$101.2

Adjusted Cash Provided by (Used in) Operating Activities from Continuing Operations (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,
	2020	2019	2020	2019
Cash provided by (used in) operating activities from continuing operations	$27.6	$19.9	$67.4	$(10.2)
Amounts outstanding on accounts receivable financing program:
Beginning of period	55.7	86.2	74.3	86.2
End of period	(48.9)	(85.7)	(48.9)	(85.7)
Adjusted cash provided by (used in) operating activities from continuing operations	$34.4	$20.4	$92.8	$(9.7)

Adjusted EBITDA (In millions - unaudited)	Three Months Ended November 30,		Six Months Ended November 30,		Year Ended May 31,
	2020	2019	2020	2019	2020
Net income (loss)	$8.2	$14.2	$(6.3)	$18.6	$4.4
Loss from discontinued operations	6.2	5.9	6.8	18.6	20.4
Income tax expense	5.2	6.0	1.4	9.4	5.6
Other expense, net	0.7	0.2	0.5	0.4	2.1
Interest expense, net	1.3	1.8	2.9	3.9	8.8
Depreciation and intangible amortization	9.2	11.0	18.2	21.8	43.7
Investigation and remediation costs	2.8	2.4	4.1	5.5	10.1
Loss on sale of business	––	––	19.5	––	––
Asset impairment charges	1.2	––	7.0	––	11.0
Contract termination and restructuring costs, net	4.5	––	6.7	––	31.3
Customer bankruptcy charge	1.3	––	1.5	––	1.6
Government workforce subsidies	(18.7)	––	(29.8)	––	(2.8)
Facility consolidation and repositioning costs	0.4	––	2.4	––	4.9
Severance and furlough costs	2.2	0.9	8.2	1.6	7.1
Strategic financing evaluation costs	0.7	––	1.0	––	0.4
Stock-based compensation	1.8	2.8	4.5	7.1	7.3
Adjusted EBITDA	$27.0	$45.2	$48.6	$86.9	$155.9

Net Debt (In millions- unaudited)	November 30, 2020	November 30, 2019
Total debt	$222.1	$198.3
Less: Cash and cash equivalents	(110.0)	(38.2)
Net debt	$112.1	$160.1

Net Debt to Adjusted EBITDA (In millions - unaudited)
Adjusted EBITDA for the year ended May 31, 2020	$155.9
Less: Adjusted EBITDA for the six months ended November 30, 2019	(86.9)
Plus: Adjusted EBITDA for the six months ended November 30, 2020	48.6
Adjusted EBITDA for the twelve months ended November 30, 2020	$117.6
Net debt at November 30, 2020	$112.1
Net debt to Adjusted EBITDA	0.95